UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 15, 2026
NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Board Members
On September 15, 2026, the Board of Directors (the “Board”) of Nelnet, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee:
•increased the size of the Board from eight to ten members;
•increased the number of Class III members of the Board from three to four;
•increased the number of Class II members of the Board from two to three;
•appointed Angela Klein as a Class III member of the Board, to hold office for a term expiring at the Company’s 2029 annual meeting of shareholders; and
•appointed Edward Pallesen as a Class II member of the Board, to hold office for a term expiring at the Company’s 2028 annual meeting of shareholders.
The Board has affirmatively determined that Ms. Klein and Mr. Pallesen are independent directors under the corporate governance listing standards of the New York Stock Exchange.
In connection with their election to the Board, Ms. Klein has been appointed to serve on the Nominating and Corporate Governance, People Development and Compensation, and Compliance committees. Mr. Pallesen has been appointed to serve on the Nominating and Corporate Governance and Risk and Finance committees.
There were no arrangements or understandings between Ms. Klein and Mr. Pallesen and any other person pursuant to which Ms. Klein and Mr. Pallesen were elected to serve as director, and there are and have been no transactions, either since the beginning of the Company's last fiscal year or currently proposed, regarding Ms. Klein and Mr. Pallesen that are required to be disclosed under Item 404(a) of Regulation S-K.
As directors of the Company, Ms. Klein and Mr. Pallesen will participate in the Company's compensation program for directors described under the caption "Director Compensation Elements" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2026. In connection therewith and pursuant to elections made by each of Ms. Klein and Mr. Pallesen, the Company will grant shares of the Company’s Class A common stock to Ms. Klein and Mr. Pallesen pursuant to the Company’s Directors Stock Compensation Plan in payment of the pro rata retainer of approximately $141,000 and $133,000, respectively, for their service as a director and on committees of the Board from the date of their appointment until the Company’s 2027 annual meeting of shareholders.
Item 7.01 Regulation FD Disclosure.
On September 16, 2026, the Company issued a press release entitled “Nelnet Board of Directors Appoints Two New Members.” A copy of the press release is furnished as Exhibit 99.1 to this report.
The above information in this Item 7.01 and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are furnished or filed as part of this report:

Exhibit No.	Description

99.1*	Press release dated September 16, 2026 - "Nelnet Board of Directors Appoints Two New Members."

104**	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

*	Furnished herewith
**	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NELNET, INC.
Date: September 16, 2026                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer